UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: December 20, 2004
(Date of earliest event reported)

FORD MOTOR COMPANY

(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-3950	38-0549190
(Commission File Number)	(IRS Employer Identification No.)

One American Road, Dearborn, Michigan	48126
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 313-322-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 140.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.06. Material Impairments.
SIGNATURE

Item 2.06. Material Impairments.

     On December 20, 2004, Ford Motor Company determined charges are necessary for the impairment of goodwill and long-lived assets of held-for-sale operations in accordance with generally accepted accounting principles. The charges are the result of the Company’s decision to divest its interest in certain consolidated dealerships of its Asia Pacific & Africa/Mazda segment of its Automotive sector within the next year, as market conditions warrant. The decision to divest was based on the Company’s effort to build on the basics of and focus on its core business. The charges are estimated to range between $65 million and $85 million on a pre-tax basis. It is estimated that no cash expenditures will result from these impairment charges.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORD MOTOR COMPANY (Registrant)
Date: December 22, 2004	By:	/s/ Peter J. Sherry, Jr.
Peter J. Sherry, Jr.
Secretary